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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 14, 2000 included in or made a part of Amendment No. 1 to the BlueStar Communications Group, Inc. registration statement, and to all references made to our Firm.



                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 17, 2000